UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  April 3, 2002
                                 Date of Report
                        (Date of earliest event reported)

                               CYLINK CORPORATION
             (Exact name of registrant as specified in its charter)

           California                       0-27742               95-3891600
(State or other jurisdiction of      (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                 3131 Jay Street
                              Santa Clara, CA 95054
                    (Address of principal executive offices)

                                 (408) 855-6000
              (Registrant's telephone number, including area code)


    Item 5. OTHER EVENTS

         On April 3, 2002, Cylink Corporation ("Cylink") announced that it expected revenues for the first quarter, which ended March 31st , to be approximately $7.0 - 7.4 million, subject to adjustments during final closing of the quarter. In the same quarter last year, the company reported revenues of $12.6 million, including revenue of approximately $1.4 million from divested subsidiaries. The Company ended the quarter with cash and cash equivalents in excess of $11 million, up from $9.6 million at December 31, 2001.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CYLINK CORPORATION

                                           /s/ R. Christopher Chillingworth
                                           -------------------------------------
                                           R. Christopher Chillingworth
                                           Chief Financial Officer
Date: April 3, 2002

                               CYLINK CORPORATION

                           Current Report on Form 8-K

                                INDEX TO EXHIBITS

Exhibit No.                Description
-----------                -----------

5.1                 Press Release dated April 3, 2002.